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                NON-NEGOTIABLE, NON-TRANSFERABLE, NON-ASSIGNABLE

                         BARON CAPITAL PROPERTIES, L.P.

     The undersigned hereby acknowledges that Units in Baron Capital Properties, L.P. (the "Partnership"), organized under the Revised Uniform Limited Partnership Act of the State of Delaware, are registered on the records of said Partnership in the amount and in the name set forth below:


 Certificate                       Social Security or Taxpayer     Number and
    Number     Name and Address       Identification Number       Class of Units
    ------     ----------------       ---------------------       --------------








     This document has been issued solely to evidence that the above number of Units stands in the name of such holder of Units, as of the date appearing hereon, in the Partnership's Agreement of Limited Partnership, as amended (the "Partnership Agreement"), pursuant to Article IV of the Partnership Agreement, and does not grant or carry with it any rights to the income, profits or assets of the Partnership, such rights being derived solely from the Partnership Agreement. This document is NON-NEGOTIABLE, NON-TRANSFERABLE and NON-ASSIGNABLE. Assignment of Units can only be accomplished in accordance with the procedure set forth in the Partnership Agreement, and such assignment is subject to certain limitations contained in Articles IV and XI of the Partnership Agreement. Subject to Section 8.6 of the Partnership Agreement, a holder of Units has the right to exchange Units for Common Shares of the General Partner as provided in Section 4.2 of the Partnership Agreement. THIS DOCUMENT IS NOT A SECURITY UNDER THE APPLICABLE PROVISIONS OF THE UNIFORM COMMERCIAL CODE, AND NEGOTIATION, TRANSFER OR ASSIGNMENT OF INTERESTS CANNOT BE ACCOMPLISHED BY ANY ATTEMPT TO NEGOTIATE, TRANSFER OR ASSIGN THIS DOCUMENT. Copies of the Partnership Agreement may be obtained from the General Partner by contacting Baron Capital Trust, 7826 Cooper Road, Cincinnati, Ohio, Attention: Secretary. Terms used herein have the meanings ascribed to such terms in the Partnership Agreement.




Date: ___________________, 199___          /s/ Gregory K. McGrath
                                              ----------------------------------
                                               Chief Executive Officer of
                                               Baron Capital Trust,
                                               General Partner



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